FORM 8-A

                 SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C. 20549

          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
               PURSUANT TO SECTION 12(b) or (g) OF THE
                   SECURITIES EXCHANGE ACT OF 1934

                   VITALINK PHARMACY SERVICES, INC.
       -------------------------------------------------------
       (Exact name of registrant as specified in its charter)

            Delaware                              37-0903482
     ------------------------                 -------------------
     (State of incorporation                  (I.R.S. Employer
     or organization)                         Identification No.)

                        1250 East Diehl Road
                    Naperville, Illinois        60563
    --------------------------------------------------------
      (Address of principal executive offices) (zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class               Name of each exchange on which
to be so registered               each class is to be registered

Common Stock, $0.01 Par Value     The New York Stock Exchange
_____________________________     ___________________________
_____________________________     ___________________________

Securities to be registered pursuant to Section 12(g) of the Act:

                                None
                         ------------------
                          (Title of class)

Item 1:   Description of Registrant's Securities to be
          Registered.

          The description of such securities is hereby incorporated by reference to the material set forth under the caption
"Description of Vitalink Capital Stock" in the Information
Statement/Prospectus which constitutes a part of the Registration
Statement on Form S-4, File No. 333-19097, under the Securities Act of 1933, as amended (the "Registration Statement").

Item 2:   Exhibits.

          The securities described herein are to be registered on the New York Stock Exchange, on which no other securities of the Registrant are registered, accordingly no exhibits are required to be filed herewith.

                              SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              VITALINK PHARMACY SERVICES, INC.
                              (Registrant)

                              By: /s/ Scott Macomber

                              Name:  Scott Macomber
                                     ------------------------

                              Title:  Vice President, Finance
                                      and Chief Financial
                                      Officer


Date:  February 10, 1997